EXHIBIT 26(n)(ii)
Written Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Premier Life Insurance Company included in the Post-Effective Amendment No. 2 (Form N-6, No. 333-199059) and related to the Prospectus of Associate Freedom Elite Builder.

/s/ Ernst & Young LLP

Des Moines, IA
April 26, 2016